Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2001 relating to the financial statements and financial statement schedule of UroMed Corporation, which appears in UroMed Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2001 relating to the financial statements of SSGI Prowess Systems, Inc., which appears in the Current Report on Form 8-K dated March 26, 2001.

Boston, Massachusetts
September 7, 2001